Exhibit 10.3


                         WAIVER AND AMENDMENT AGREEMENT

     THIS WAIVER AND AMENDMENT AGREEMENT (this "Agreement"), dated as of November 14, 2006, to that certain Credit Agreement dated as of January 14, 2005 (as amended, restated or otherwise modified prior to the date hereof and as amended or otherwise modified hereby or from time to time in accordance with the terms hereof and thereof, the "Credit Agreement") among Invacare Corporation (the "Company"), each of the Borrowing Subsidiaries party thereto (collectively with the Company, the "Borrowers"), the banks set forth on the signature pages thereof (together with their successors and assigns, collectively, the "Banks" and each individually a "Bank") and JPMorgan Chase Bank, N.A., a national banking association, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS:

     A. The Borrowers, the Banks and the Agent have entered into the Credit Agreement under which the Banks have agreed to provide loans to, and issue or participate in letters of credit for the account of, the Borrowers in accordance with the terms of the Credit Agreement.

     B. A Default has occurred under the Credit Agreement due to a default under a financial covenant in the Senior Unsecured Notes which is incorporated by reference into the Credit Agreement pursuant to Section 5.2(k) of the Credit Agreement. Specifically, the financial covenant set forth in Section 11.3 of each of the note purchase agreements executed in connection with the Senior Unsecured Notes (the "Note Purchase Agreements") is in default as of the date hereof as such financial covenant in the Note Purchase Agreements is tested "at any time". As this more frequent testing is more favorable to the holders of the Senior Unsecured Notes, the Banks are entitled to the incorporation by reference of Section 11.3 into the Credit Agreement under the terms of Section 5.2(k) of the Credit Agreement. As a result of the breach of Section 5.2(k) of the Credit Agreement and the breach of Section 11.3 of the Note Purchase Agreements, Defaults have also occurred under Section 6.1(c) of the Credit Agreement (due to the past misrepresentations by the Company that no Default had occurred and was continuing) and Section 6.1(f) (as a result of the declared defaults under the Note Purchase Agreement). The breach of Section 11.3 of each of the Note Purchase Agreements as incorporated by reference into the Credit Agreement pursuant to Section 5.2(k) of the Credit Agreement and the breaches of Sections 6.1(c) and 6.1(f) of the Credit Agreement are referred to herein collectively as the "Existing Defaults". The Borrowers hereby acknowledge the Existing Defaults.

     C. The Agent and the Banks have the right under the Credit Agreement to accelerate immediately the Borrowers' obligations under the Credit Agreement and the other Loan Documents and otherwise to exercise, or cause to be exercised, all respective rights and remedies available to the Agent and the Banks under such documents, as applicable, and under law and in equity.

     D. The Company has requested that the Banks temporarily waive the Existing Defaults under the Credit Agreement for the period set forth herein and have asked the Banks to agree to amend certain terms and provisions of the Credit Agreement in accordance with the terms and conditions set forth herein.

     E. The Banks which are signatories hereto are willing to waive such Existing Defaults for such limited period and the Banks which are signatories hereto are willing to make such amendments, all on the terms and conditions set forth herein.
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     NOW, THEREFORE,  upon the full and complete  satisfaction of the conditions precedent to the effectiveness of the Waivers and the Amendments, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Banks do hereby agree as follows:

SECTION 1.        Temporary Waiver.

     1.1 Each Borrower hereby acknowledges and agrees that, as a result of the Existing Defaults under the Credit Agreement, the Banks may proceed to enforce their rights and remedies under and in accordance with the Loan Documents, including without limitation to collect the Borrowers' obligations to the Banks.

     1.2 Subject to the terms and conditions of this Agreement, the Banks agree to temporarily waive (the "Waiver") the Existing Defaults during the period (the "Waiver Period") commencing on the date hereof and expiring on the earliest to occur of (A) December 15, 2006 (the "Outside Waiver Termination Date'), (B) any Default or Event of Default under any Loan Document other than the Existing Defaults, (C) the breach or nonperformance by the Company or any Subsidiary of any covenant, agreement or condition set forth in this Agreement, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

     1.3 The Waiver shall be effective only for the Existing Defaults and only for the Waiver Period, and such Waiver shall not entitle the Borrowers to any future waiver in similar or other circumstances and shall automatically cease to be effective upon the expiration of the Waiver Period, without notice or other action of any kind by the Agent or the Banks. The Agent and the Banks reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Loan Documents as a result of the Existing Defaults upon the expiration of the Waiver Period. Without limiting the foregoing, upon the expiration of the Waiver Period, a Default will exist under the Credit Agreement and the Agent shall, upon the request of the Required Banks, without the need for the expiration of grace periods, if any, in connection with the Existing Defaults, (but otherwise in accordance with the terms of the Credit Agreement), accelerate the payment in full of the obligations owed to the Agent and the Banks under the Loan Documents, and enforce and exercise any or all of the Agent's rights under or in respect of the Credit Agreement and the other Loan Documents and under applicable law.

SECTION 2.        Amendments to the Credit Agreement.

     Subject to the terms and conditions of this Agreement, the Credit Agreement is hereby and shall be amended as follows:

     2.1 Notwithstanding anything to the contrary contained in the Credit Agreement, the aggregate principal amount of new Advances outstanding during the Waiver Period (other than the Advance on or about the Waiver Effective Date in the approximate amount of $15,742,310.21 for the purpose of refunding the overdraft owing to National City Bank and other than continuations and conversions of Advances outstanding on the Waiver Effective Date in the same principal amount) shall not exceed the lesser of (i) $20,000,000, and (ii) the amount that would not cause the aggregate amount of Consolidated Total Debt, after giving effect to such new Advance, to exceed $520,762,617.58. After giving

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effect to the Advance  repaying such overdraft  owing to National City Bank, the aggregate principal amount of Advances under the Credit Agreement will be $140,909,307.37 (the amount of existing loans under the Credit Agreement + $15,742,310.21 (the amount of the loan to refund the overdraft owing to National City Bank + $1,242,000 (the current amount of letters of credit issued under the Credit Agreement) (the "Waiver Effective Date Advance Amount"). All new Advances shall be used solely for working capital purposes in the ordinary course of business. In connection with each request for an Advance under Section 2.8 of the Credit Agreement, the Company shall deliver any certificate reasonably requested by the Agent to demonstrate compliance with the borrowing limitations set forth herein as of the date such Advance is made, continued or converted and after giving effect to such Advance.

     2.2 Notwithstanding anything to the contrary contained in the Credit Agreement, (i) principal payments shall be required on Advances outstanding under the Credit Agreement that are in excess of the Waiver Effective Date Advance Amount to the extent cash on hand is in excess of the amount of cash on hand historically maintained in the ordinary course of business; (ii) no principal payments shall be made or required on the Advances below the Waiver Effective Date Advance Amount without the prior written consent of the Required Banks, (iii) no principal payments on the Senior Unsecured Notes or other existing Indebtedness shall be permitted without the prior written consent of the Required Banks, and (iv) any principal payments below the Waiver Effective Date Advance Amount under clause (ii) above and any principal payments on the Senior Unsecured Notes under clause (iii) above shall be made pro rata between the obligations outstanding under the Credit Agreement and the obligations outstanding under the Senior Unsecured Notes.

     2.3 Notwithstanding anything to the contrary contained in the Credit Agreement, the Applicable Fee Rate for the facility fee paid pursuant to Section
2.5 of the Credit Agreement shall be thirty basis points (30 bps) during the Waiver Period.

     2.4 Notwithstanding anything to the contrary contained in the Credit Agreement, the Applicable Margin for Eurocurrency Rate Loans shall be one hundred twenty basis points (120 bps) during the Waiver Period.

     2.5 Notwithstanding anything in the Credit Agreement to the contrary, neither the Company nor any Subsidiary may, after the date hereof and continuing through April 15, 2007:

          (a) grant any Liens in reliance on the basket provided in Section 5.2(d)(ix) of the Credit Agreement;

          (b) sell, lease, license, transfer or otherwise dispose of any assets, other than (i) inventory sold in the ordinary course of business on customary terms, (ii) the sale of a building in Europe with approximate sale proceeds of $3,000,000, (iii) sales permitted pursuant to Section 5.2(f)(i) of the Credit Agreement related to Securitization Transactions and (iv) transfers or other dispositions related to Investments permitted pursuant to
               Section 5.2(i) of the Credit Agreement and this Agreement;

          (c)  make any  Investments  in  reliance  on the  basket  provided  in
               Section  5.2(i)(xi) of the Credit Agreement,  other than loans to

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               customers  for short term  liquidity  not to exceed an  aggregate outstanding principal amount at any time of $2,000,000; or

          (d) declare or pay any dividend on the capital stock of the Company, other than the regularly scheduled quarterly dividends to the Company's shareholders not to exceed $0.0125 per share.

     2.6 The Company covenants and agrees that on the Monday of each week (or the next Business Day if Monday is a holiday), the Company will furnish to the Agent a statement of the Company's and its Subsidiaries' cash balances as of the close of business on the Friday of the immediately preceding week (or the first Business Day immediately preceding Friday if Friday is a holiday).

     2.7 The Company covenants and agrees that all material bank accounts of the Company and each Domestic Subsidiary will be maintained at a Bank.

     2.8 The following definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:


          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole,
          (b) the ability of any Borrower to perform any of its obligations under this Agreement or (c) the legality, validity, binding effect or enforceability against the Company and its Subsidiaries of the Credit Agreement.

          "Note Purchase Agreements" means each of the note purchase agreements pursuant to which the Senior Unsecured Notes have been issued.

          "Securitization Facility" means the existing $100 million accounts receivable securitization facility of the Company.

          "Securitization    Waiver"   means   the   waiver/amendment   to   the
          Securitization Facility attached hereto as Exhibit A and delivered on the Waiver Effective Date

          "Waiver Effective Date" shall mean November 15, 2006.


     2.9 The definition of "Senior Secured Notes" in Section 1.1 is restated as follows:

          "Senior Unsecured Notes" means the 6.71% Senior Notes due February 27, 2008, issued in an aggregate original principal amount of $80,000,000 under that certain Note Agreement dated as of February 27, 1998 between the Borrower and the Purchasers named therein, the Series A Senior Unsecured Notes due October 1, 2007 issued on October 1, 2003 in the aggregate original principal amount of $50,000,000, the Series B Senior Unsecured Notes due October 1, 2009 issued on October 1, 2003 in an aggregate original principal amount of $30,000,000, the Series C Senior Unsecured Notes due October 1, 2010 issued on October 1, 2003

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          in an aggregate  principal  amount of $20,000,000 and the 6.15% Senior
          Unsecured Notes due April 27, 2016 in an aggregate original principal amount of $150,000,000.

     2.10 Section 2.8 is amended by adding the following sentence at the end of the last paragraph of such Section:

          In connection with each request for an Advance under this Section 2.8, the Company shall deliver any certificate reasonably requested by the Agent to demonstrate compliance with Section 5.2(o) of the Credit Agreement as of the date such Advance is made, continued or converted and after giving effect to such Advance.

     2.11 Section 4.13 is restated as follows:

          4.13 No Material Adverse Effect. Since the most recent financial information delivered by the Company to the Agent prior to the Waiver Effective Date, there has been no change in the business, property, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries which, could reasonably be expected to have a Material Adverse Effect.

     2.12 Section 5.2(i)(i) is restated as follows:

          (i) Investments by the Company in and to Subsidiaries, and Investments by Subsidiaries in and to the Company and other Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary and including any Investment in any Securitization Entity, provided, that, with respect to any Investments comprised of inter-company loans made by a Subsidiary to any Borrower, such loans are unsecured and subordinated to the obligations outstanding under this Agreement on terms and conditions satisfactory to the Required Banks, and provided, further, in each case under this clause (i), so long as immediately before and after giving effect to any such Investments, no Default or Event of Default would exist;

          2.13 New Sections  5.2(n) and (o) shall be added at the end of Section
     5.2 to read as follows:

          (n) Optional Payments and Modification of Indebtedness. During the period from the Waiver Effective Date and continuing through April 15, 2007, will not, nor will it permit any Subsidiary to, (i) make any optional payment, defeasance (whether a covenant defeasance, legal defeasance or other defeasance), prepayment, repurchase (including without limitation any offer to repurchase) or other optional redemption of any Senior Unsecured Notes or any other Indebtedness (other than under the Credit Agreement) or obligations in connection therewith, other than, with the consent of the Required Banks, principal payments which are made on a pro rata basis among the holders of the Senior Unsecured Notes and Advances under the Credit Agreement, (ii) enter into any agreement restricting the ability of the Company and its Subsidiaries to amend or modify any Loan Document, other than restrictions contained in the Note Purchase Agreements or any NPA Waiver, (iii) enter into any agreement or arrangement requiring any defeasance of any kind of any of the Senior Unsecured Notes, (iv) amend,

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     supplement  or  otherwise  modify  the  Senior  Unsecured  Notes,  the Note
     Purchase Agreements or any agreements or instruments executed in connection therewith other than pursuant to the waiver/amendment to the Note Purchase Agreements attached hereto as Exhibit B and delivered on the Waiver Effective Date (the "NPA Waiver"), or (v) pay or agree to pay any fee, interest or other compensation or consideration to the holders of the Senior Unsecured Notes other than as required by the Note Purchase Agreements and Senior Unsecured Notes in effect on the Waiver Effective Date, as modified by the NPA Waiver.

          (o) Consolidated Total Debt. During the period from the Waiver Effective Date and continuing through April 15, 2007, permit or suffer to exist the aggregate outstanding principal amount of Consolidated Total Debt of the Company and its Subsidiaries at any time to exceed $520,762,617.58.

     2.14 Section 6.1(d) is restated as follows:

          (d) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1(d)(i)(A) or
     Section 5.2(a), (b), (c), (e), (f), (n) or (o) hereof or contained in the Waiver and Amendment to this Agreement dated November 14, 2006; or

     2.15 Each of the Borrowers acknowledges and agrees that any covenants, defaults or similar provisions set forth in the NPA Waivers not substantially provided for in this Agreement or more favorable to the holders of the Senior Unsecured Notes are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

     2.16 For avoidance of doubt, it is hereby, it is hereby acknowledged and agreed to by the Company that the addition of the agreements and covenants in this Section 2 hereof and their continuance beyond the Waiver Period are not to be construed as an acquiescence or waiver of the Existing Defaults beyond the Waiver Period but are added for additional protection of the Banks, and the Banks shall retain all of their rights and remedies under or in respect of the Credit Agreement and the other Loan Documents and under applicable law with respect to the Existing Defaults upon the expiration or termination of the Waiver Period.

SECTION 3.        Representations and Warranties of the Borrowers.

     To induce the Banks to execute and deliver this Agreement (which representations and warranties shall survive the execution and delivery of this Agreement), each Borrower represents and warrants to each of them that (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Borrowers in or pursuant to the Loan Documents and that all of such other warranties and representations (except to the extent waived under Section 1 hereof), as well as the warranties and representations in this Section 3, shall survive the effectiveness of the Waiver set forth in this Agreement):

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          (a) this Agreement has been duly authorized, executed and delivered by each Borrower and this Agreement constitutes the legal, valid and binding obligation, contract and agreement of each Borrower, as applicable, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (b) the Loan Documents constitute the legal, valid and binding obligations, contracts and agreements of each Borrower party thereto, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

          (c) the execution and delivery of this Agreement by each Borrower, and the performance each Borrower of the Loan Documents to which they are a party (i) have been duly authorized by all requisite corporate or other action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and
     (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation, bylaws or other charter or organizational documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or
     (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound,
     (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument, or (C) result in the creation of any Lien;

          (d) all the representations and warranties made by the Borrowers in the Loan Documents are true and correct on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except (i) those representations and warranties included in the Existing Defaults and (ii) to the extent that any of such representations and warranties expressly relate by their terms to a prior date;

          (e) (i) Schedule 3(e) sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date hereof in an aggregate principal amount (for each such item of Indebtedness) exceeding $1,000,000 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, any guaranty thereof, if any, any Liens securing such Indebtedness, and a list of the dates and amounts of any scheduled prepayments thereof), and
     (ii) the amount of all outstanding Indebtedness of the Company and its Subsidiaries not listed on such Schedule does not exceed $1,000,000;

          (f) the amount of Consolidated Total Debt of the Company and its Subsidiaries (as defined in and as calculated under the Credit Agreement) as of November 14, 2006 is $500,762,617.58 and is detailed on Schedule 3(f) hereto;

          (g) except as disclosed in Schedule 3(g), there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any governmental authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

          (h) except for the Existing Defaults, no event has occurred and no condition exists that would constitute a Default or Event of Default;

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          (i) no principal or interest  payments are due on the Senior Unsecured
     Notes at any time on or before December 15, 2006; and

          (j) the NPA Waiver and the Securitization Waiver are effective simultaneously herewith, and no default or other event or condition exists which would cause, or permit the holders of the Indebtedness (or a trustee on behalf of such holders) under any of Senior Unsecured Notes or any other Indebtedness or any holder of any of the obligations owing under the Securitization Facility to cause, any payment of such Indebtedness or obligations to become due prior to its due date.


SECTION 4.        Conditions to Effectiveness of the Waiver.

     The Waiver shall not become effective until, and shall become effective on the date (the "Effective Date") when each and every one of the following conditions shall have been satisfied or waived, provided that such conditions have been satisfied on or before November 15, 2006:

          (a) counterparts of this Agreement shall have been duly executed by each Borrower, the Agent and the Required Banks;

          (b) the NPA Waiver and the Securitization Waiver shall be executed simultaneously herewith and be effective;

          (c) the Company shall have paid fees in accordance with the terms of any fee letters between the Company and the Agent dated the date hereof;

          (d) after giving effect to the amendments and waiver contained herein, the NPA Waiver and the Securitization Waiver, the representations and warranties of each Borrower set forth in Section 3 hereof and in Section
     Article IV of the Credit Agreement shall be true and correct on and with respect to the date hereof and on the Waiver Effective Date; and

          (e) after giving effect to the amendments and waiver contained herein, the NPA Waiver and the Securitization Waiver, no Default or Events of Default shall exist other than the Existing Defaults.

SECTION 5.        Fees and Expenses.

The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Agreement, including the reasonable fees of counsel to the Agent in connection with preparing this Agreement and the related documents.

SECTION 6.        Waiver and Release.

Without limiting the foregoing, in order to induce the Agent and the Banks to enter into this waiver, the Borrowers acknowledge and agree that: (a) neither any Borrower nor any of their respective Subsidiaries has any claim or cause of action against any of the Agent, any Bank or any of their respective directors, trustees, officers, employees or agents (collectively, the "Released Parties") relating to or arising out of the Loan Documents or any of the transactions related thereto; (b) neither any Borrower nor any of their respective Subsidiaries has any offset right, right of recoupment, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any of the Released Parties; (c) each of the Released Parties has

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heretofore  properly  performed  and  satisfied  in a timely  manner  all of its obligations to the Borrowers and their Subsidiaries under the Loan Documents, and (d) neither the Agent nor any Bank has any obligation to make any Advance on or after December 15, 2006. Notwithstanding this representation and as further consideration for the agreements and understandings herein, each of the Borrowers, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases the Agent and the Banks, their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or any of the transactions relating thereto. No Released Party shall be liable with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages relating to any Loan Document or arising out of its activities in connection herewith or therewith (whether before, on or after the date hereof).



SECTION 7.        Miscellaneous.

     7.1 Within 10 Business Days after the Waiver Effective Date, each Borrower shall have delivered such certificates of officers, incumbency certificates, charter documents, resolutions, good standing certificates and other documents related to the status of each Borrower and as to the proper authorization of the transactions contemplated by this Agreement, as reasonably required by the Agent, provided that the Agent may extend the date by which this requirement is required to be satisfied.

     7.2 References in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time. Without limiting the definition of Loan Documents, this Agreement and all other agreements and documents executed in connection herewith constitute Loan Documents.

     7.3 Except as expressly amended hereby, the Borrowers agree that the Credit Agreement and all other Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. The Borrowers hereby acknowledge and affirm the accuracy of all recitals to this Agreement. The Borrowers represent that they have no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter and believe that the period of time allowed by this Agreement are sufficient for the Borrowers to accomplish the transactions it has undertaken as represented to the Banks. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     7.4 The Credit Agreement and the other Loan Documents, as amended by this Agreement, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a writing signed by the party to be charged. If any provision of this Agreement is in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provision shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Agreement.

     7.5 This Amendment may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile copies of signatures shall be treated as original signatures for all purposes under this Agreement.

     7.6 Each of the Borrowers agrees to execute and deliver any and all documents reasonably deemed necessary or appropriate by the Agent or the Banks to carry out the intent of and/or to implement this Agreement.

     7.7 This Amendment shall not be construed more strictly against the Banks or the Agent merely by virtue of the fact that the same has been prepared by the Banks and the Agent or their counsel, it being recognized that the Borrowers, the Agent and the Banks have contributed substantially and materially to the preparation of this Agreement, and each of the parties hereto waives any claim contesting the existence and the adequacy of the consideration given by any of the other parties hereto in entering into this Agreement.

                                             [signature pages follow]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Agent.

                              INVACARE CORPORATION

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Chief Financial Officer


                              INVACARE (DEUTSCHLAND) GmbH

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE AUSTRALIA PTY. LTD.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE CANADA INC.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE S.A.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE (UK) LIMITED

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer

                              INVACARE INTERNATIONAL SARL

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              DOMUS HOMECARE AG

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              INVACARE HOLDINGS CV

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              SCANDINAVIAN MOBILITY INTERNATIONAL APS

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              2030604 ONTARIO INC.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer


                              CARROLL HEALTHCARE, INC.

                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Authorized Officer

                              Accepted and agreed to:

                              JPMORGAN CHASE BANK,  N.A.,
                              as a Lender and as Agent


                              By: /s/ Dane E. Jergens
                                      Dane E. Jergens
                              Title: Vice President


                              KEYBANK NATIONAL ASSOCIATION,
                              as a Bank and Syndication Agent


                              By: /s/ J.T. Taylor
                                      J.T. Taylor
                              Title: Senior Vice President


                              NATIONAL CITY BANK,
                              as a Bank and Documentation Agent


                              By: /s/ Robert S. Coleman
                                      Robert S. Coleman
                              Title: Senior Vice President


                              BANK OF AMERICA, N.A.,
                              as a Bank and Documentation Agent


                              By: /s/ Kevin R. Wagley
                                      Kevin R. Wagley
                              Title: Senior Vice President



                              CALYON NEW YORK BRANCH


                              By: /s/Doug Weir
                                     Doug Weir
                              Title: Director

                              By: /s/Priya Vrat
                                     Priya Vrat
                              Title: Vice President

                              HARRIS N.A.


                              By: /s/ Mark W. Piekos
                                      Mark W. Piekos
                              Its: Managing Director

                              NORDEA BANK FINLAND PLC, NEW YORK BRANCH

                              By: /s/ Henrik M. Steffensen
                                      Henrik M. Steffensen
                              Its: Senior Vice President


                              By: /s/ Gerald E. Chelius Jr.
                                      Gerald E. Chelius Jr.
                              Its: Senior Vice President Credit


                              PNC BANK, NATIONAL ASSOCIATION


                              By: /s/ Patrick D. Flaherty
                                      Patrick D. Flaherty
                              Its: Credit Officer


                              SUNTRUST BANK


                              By: /s/ William Priester
                                      William Priester
                              Its: Director


                              THE BANK OF NEW YORK


                              By: /s/ John M. Lokay Jr.
                                      John M. Lokay Jr.
                              Its: Vice President

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A.
                              "RABOBANK INTERNATIONAL",
                              NEW YORK BRANCH

                              By: /s/ Rebecca O. Morrow
                                      Rebecca O. Morrow
                              Its: Executive Director

                                  SCHEDULE 3(e)
                                  EXISTING DEBT
                                    11/14/06


Senior Unsecured Notes
----------------------
6.71%, issued February 27, 1998, due February 27, 2008          $80,000,000.00
3.97%, issued October 1, 2003, due October 1, 2007               50,000,000.00
4.74%, issued October 1, 2003, due October 1, 2009               30,000,000.00
5.05%, issued October 1, 2003, due October 1, 2010               20,000,000.00
6.15%, issued April 27, 2006, due April 27, 2016                150,000,000.00


Revolving Credit Facility (USD Equivalent)
------------------------------------------
Carroll Healthcare                                               55,169,477.21
Invacare Australia                                                9,676,250.00
Invacare International Sarl                                      16,794,247.18
Invacare International Sarl                                       2,621,365.92
Invacare International Sarl                                      31,647,967.06
Invacare Corporation                                             25,000,000.00


Overdraft Line
--------------
Invacare Corporation                                             15,742,310.21


Other
-----
Letters of Credit                                                 2,568,000.00
Property Leases                                                  11,543,000.00

Total Consolidated Debt                                        $500,762,617.58

Maximum Allowed Debt                                            520,762,617.58

Additional Borrowing Capacity                                   $20,000,000.00

                                                   SCHEDULE 3(f)

Itemization description of the Consolidated Total Debt of the Company and its Subsidiaries (as defined in and as calculated under the Credit Agreement) as of November 14, 2006

Senior Unsecured Notes
----------------------
6.71%, issued February 27, 1998, due February 27, 2008          $80,000,000.00
3.97%, issued October 1, 2003, due October 1, 2007               50,000,000.00
4.74%, issued October 1, 2003, due October 1, 2009               30,000,000.00
5.05%, issued October 1, 2003, due October 1, 2010               20,000,000.00
6.15%, issued April 27, 2006, due April 27, 2016                150,000,000.00


Revolving Credit Facility (USD Equivalent)
------------------------------------------
Carroll Healthcare                                               55,169,477.21
Invacare Australia                                                9,676,250.00
Invacare International Sarl                                      16,794,247.18
Invacare International Sarl                                       2,621,365.92
Invacare International Sarl                                      31,647,967.06
Invacare Corporation                                             25,000,000.00


Overdraft Line
--------------
Invacare Corporation                                             15,742,310.21


Other
-----
Letters of Credit                                                 2,568,000.00
Property Leases                                                  11,543,000.00

Total Consolidated Debt                                        $500,762,617.58

Maximum Allowed Debt                                            520,762,617.58

Additional Borrowing Capacity                                   $20,000,000.00

                                  SCHEDULE 3(g)

                               CERTAIN LITIGATION

                                    EXHIBIT A


                              Securitization Waiver


     OMNIBUS WAIVER, AMENDMENT AND REAFFIRMATION OF PERFORMANCE UNDERTAKING

     THIS  OMNIBUS   WAIVER,   AMENDMENT  AND   REAFFIRMATION   OF   PERFORMANCE
UNDERTAKING, dated as of November 14, 2006 (this "Waiver"), is by and among:

          (a) Invacare Corporation, an Ohio corporation ("Invacare"), Healthtech Products, Inc., a Missouri corporation, and Invacare Supply Group, Inc., a Massachusetts corporation (each of the foregoing including Invacare, an "Originator" and collectively, the "Originators"),

          (b) Invacare Receivables Corporation, a Delaware corporation ("IRC" and, together with the Originators, the "Companies"),

          (c) Park Avenue Receivables Company, LLC ("Conduit"), and

          (d) JPMorgan Chase Bank, N.A., individually (together with Conduit, the "Purchasers") and as agent (together with its successors and assigns in such capacity, the "Agent").

                              W I T N E S S E T H :

          WHEREAS,   the  Originators  and  IRC  are  parties  to  that  certain
     Receivables   Sale   Agreement,   dated  as  of  September  30,  2005  (the
     "Receivables Sale Agreement");

          WHEREAS, IRC, as Seller, Invacare, as Servicer, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of September 30, 2005, as heretofore amended (the "Receivables Purchase Agreement" and, together with the Receivable Sale Agreement, the "Agreements");

          WHEREAS, Invacare has executed that certain Performance Undertaking dated as of September 30, 2005, in favor of IRC (the "Performance Undertaking); and

          WHEREAS, the parties wish to (a) waive a Termination Event under the Receivables Sale Agreement and an Amortization Event under the Receivables Purchase Agreement, (b) amend the Receivables Purchase Agreement, and (c) reaffirm the Performance Undertaking, in each case, on the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreements.

          2. Limited Waivers; Amendment.

          2.1. Limited Waivers.

               (a) Any Potential Termination Event or Termination Event that may have arisen (or that may at any time hereafter prior to December 15, 2006 arise) under Section 5.1(c) of the Receivables Sale Agreement by virtue of Invacare's failure to observe at all times the financial covenant set forth in Section 11.3 of each of the note purchase agreements executed in connection with the Senior Unsecured Notes (as defined in the Five-Year Credit Agreement) and incorporated by reference into Section 5.2(k) of the Five-Year Credit Agreement (collectively, the "Cross-Defaults") is hereby waived for the period commencing on the date hereof through the earliest to occur of (i) December 15, 2006, (B) any Potential Termination Event or Termination Event other than the Cross Defaults, (C) the breach or nonperformance by any of the Companies of any covenant, agreement or condition set forth in this Waiver, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

               (b) Any Amortization Event or Potential Amortization Event that may have arisen (or that may at any time hereafter prior to December 15, 2006 arise) under Section 9.1(c) of the Receivables Purchase Agreement by virtue of the Cross-Defaults is hereby waived for the period commencing on the date hereof through the earliest to occur of
          (i) December 15, 2006, (B) any Potential Amortization Event or Amortization Event other than the Cross Defaults, (C) the breach or nonperformance by any of the Companies of any covenant, agreement or condition set forth in this Waiver, and (D) the date on which any representation or warranty in Section 3 hereof fails to be true and correct.

          2.2. Amendments.

               (a) The definitions of the following terms in the Receivables Purchase Agreement are hereby amended and restated in their entirety to read as follows:

                  "Dilution Stress Factor" means (a) at any time the Servicer's ratio of Total Debt to Adjusted EBITDA is less than 3.0, 1.75, (b) at any time between September 28, 2006 and the Liquidity Termination Date until the Agent otherwise notifies the Seller Parties, 1.75, and (c) at any other time unless the Agent otherwise notifies the Seller Parties, 2.00.

               "Liquidity Termination Date" means December 15, 2006 or such later date as extended pursuant to the terms of this Agreement.

               "Loss Ratio" means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (a) the sum of (i) the total Outstanding Balance of Defaulted Receivables plus (ii) the amount of Receivables which became Charged-Off Receivables before becoming Defaulted Receivables during the Calculation Period that includes such

          Cut-Off Date, plus (iii) the amount of Receivables that were converted to notes receivable or Collection Receivables before becoming Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring six months prior to the Calculation Period ending on such Cut-Off Date; provided, however, that at any time while Invacare's ratio of Total Debt to Adjusted EBITDA is less than 3.00 and at all times between September 28, 2006 and the Liquidity Termination Date until the Agent otherwise notifies the Seller Parties, only 80% of the amount described in clause (a)(i) shall be counted for purposes of computing the Loss Ratio.

               "Purchase Limit" means $75,401,750.

               (b) Clause (xv) of the definition of "Eligible Receivable" is hereby amended and restated in its entirety to read as follows:

                    (xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such
               Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided that (a) if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and (b) Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset, and provided, further, that at any time while Invacare's ratio of Total Debt to Adjusted EBITDA is less than 3.00 and at all times between September 28, 2006 and the Liquidity Termination Date until the Agent otherwise notifies the Seller Parties, only 80% of the accrued amount of contractual rebates shall be counted as a contra pursuant to the foregoing clause (a),

               (c) Schedule A to the Receivables Purchase Agreement is hereby amended to deleted "$100,000,000" where it appears and substitute in lieu thereof "$75,401,750."

          3. Certain Representations. In order to induce the Agent and the Purchasers to enter into this Waiver, each of the Companies hereby represents and warrants to the Agent and the Purchasers that, after giving effect to the waivers contained in Section 2 hereof, (a) no Termination Event, Potential Termination Event, Amortization Event or Potential Amortization Event exists and is continuing as of the Effective Date (as defined in Section 4 below), (b) each of the Agreements to which such Company is a party, as amended hereby, constitutes the legal, valid and binding obligations of such Company enforceable against such Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law and (c) each of such Company's representations and warranties contained in each of the Agreements to which it is a party is true and correct as of the Effective Date as though made on such date (except for such representations and warranties that speak only as of an earlier date).

          4. Effective Date; Conditions Precedent. This Waiver shall become effective as of the date hereof (the "Effective Date") upon receipt by the Agent of (a) counterparts of this Waiver, duly executed by each of the parties hereto, (b) a copy of a waiver of the Cross-Defaults executed by the requisite lenders under the Five-Year Credit Agreement on terms and conditions acceptable to the Agent, (c) a copy of a waiver of the breach of
     Section 11.3 of each of the note purchase agreements executed in connection with the Senior Unsecured Notes, duly executed by the requisite noteholders, on terms and conditions acceptable to the Agent, (d) counterparts of an amended and restated Fee Letter, duly executed by the Agent, the Conduit, IRC and J.P. Morgan Securities Inc., and (e) payment of a fully-earned and non-refundable Waiver Fee (as defined in the Fee Letter) in immediately available funds.

          5. Ratification; Reaffirmation of Performance Undertaking. Except as expressly modified hereby, the Agreements, as amended hereby, is hereby ratified, approved and confirmed in all respects. By its signature below, Invacare hereby consents to the terms of this Waiver and hereby confirms that its Performance Undertaking remains unaltered and in full force and effect.

          6. Reference to Agreement. From and after the Effective Date hereof, each reference in the Agreements to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreements in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreements in each case, as modified by this Waiver.

          7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Waiver.

          8. CHOICE OF LAW. THIS WAIVER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          9. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

PARK AVENUE RECEIVABLES COMPANY, LLC

BY:  JPMORGAN CHASE BANK, N.A., ITS ATTORNEY-IN-FACT


By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Authorized Signatory


JPMORGAN CHASE BANK, N.A., INDIVIDUALLY AND AS AGENT


By: /s/ Ronald J. Atkins
Name: Ronald J. Atkins
Title: Vice President

INVACARE CORPORATION,
HEALTHTECH PRODUCTS, INC. AND
INVACARE SUPPLY GROUP, INC.


By: /s/ Gregory C. Thompson
Name:  Gregory C. Thompson
Title:  Chief  Financial Officer


INVACARE RECEIVABLES CORPORATION


By: /s/ Gregory C. Thompson
Name:  Gregory C. Thompson
Title:  Chief  Financial Officer

                                    EXHIBIT B

                               Form of NPA Waiver
           (To be conformed for each of the Note Purchase Agreements)

================================================================================








                              INVACARE CORPORATION




                       -----------------------------------

                              WAIVER AND AMENDMENT
                          Dated as of November 14, 2006



                                       to



                            NOTE PURCHASE AGREEMENTS
                          Dated as of February 27, 1998

                       -----------------------------------





        Re: $80,000,000 6.71% Series A Senior Notes due February 27, 2008
                                       and
          $20,000,000 6.60% Series B Senior Notes due February 27, 2005





================================================================================

                WAIVER AND AMENDMENT TO NOTE PURCHASE AGREEMENTS

     THIS WAIVER AND AMENDMENT dated as of November 14, 2006 (the or this "Waiver"), to the separate and several Note Purchase Agreements dated as of February 27, 1998, is between INVACARE CORPORATION, an Ohio corporation (the "Company"), and each of the institutions which is a signatory to this Waiver and is a Noteholder referred to below.


                                    RECITALS:

     A. The Company has previously entered into separate and several Note Purchase Agreements, each dated as of February 27, 1998, between the Company and each of the institutions identified on Schedule A thereto (together with their successors and assigns, each, a "Noteholder," and, collectively, the "Noteholders"), as amended pursuant to that certain First Amendment dated as of October 1, 2003 and as further amended pursuant to that certain Second Amendment dated as of September 29, 2005 (said Note Purchase Agreements, as heretofore amended, collectively, the "Note Purchase Agreement"), pursuant to which the Company issued and sold its (i) $80,000,000 6.71% Series A Senior Notes due February 27, 2008 (the "Series A Notes") and (ii) $20,000,000 6.60% Series B Senior Notes due February 27, 2005 (the "Series B Notes"). The Series B Notes were paid in full on February 27, 2005. The Noteholders are the holders of the outstanding principal amount of the Series A Notes identified on the signature pages hereto.

     B. The Company has also previously entered into separate and several Note Purchase Agreements, each dated as of October 1, 2003, between the Company and each of the institutions identified on Schedule A thereto (said Note Purchase
Agreements, as heretofore amended, collectively, the "2003 Note Purchase Agreement"), pursuant to which the Company issued its (i) $50,000,000 3.97% Series A Senior Notes due October 1, 2007, (ii) $30,000,000 4.74% Series B Senior Notes due October 1, 2009, and (iii) $20,000,000 5.05% Series C Senior Notes due October 1, 2010 (collectively, the "2003 Notes").

     C. The Company has also previously entered into separate and several Note Purchase Agreements, each dated as of April 27, 2006, between the Company and each of the institutions identified on Schedule A thereto (said Note Purchase Agreements, collectively, the "2006 Note Purchase Agreement"), pursuant to which the Company issued its $150,000,000 6.15% Senior Notes due April 27, 2016 (the "2006 Notes").

     D. The Company has also previously entered into that certain Credit Agreement dated as of January 14, 2005 (the "Bank Credit Agreement"), among the Company, certain Borrowing Subsidiaries (as defined therein), the banks named therein (the "Banks"), JPMorgan Chase Bank, N.A., as agent (the "Agent"), Keybank National Association as Syndication Agent, J.P. Morgan Securities, Inc. and Keybank National Association as Co-Lead Arrangers, pursuant to which the Banks agreed to make term loans and extend a credit facility to the Company and the Borrowing Subsidiaries.

     E. The Company has requested that the Noteholders temporarily waive its non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement and the Events of Default that have occurred and are continuing under Section 12(c) as a result of such non-compliance.

     F. In furtherance of the foregoing, the Company and the Noteholders now desire to set forth their agreement with respect to (i) the Noteholders' temporary waiver of the Company's non-compliance and resulting Events of Default under the Note Purchase Agreement as described in Recital E above, and (ii) the amendments to the Note Purchase Agreement as set forth in Section 5 hereof, in each case, in the respects, but only in the respects, hereinafter set forth.

     G. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as waived hereby, unless herein defined or the context shall otherwise require.

     H. All requirements of law have been fully complied with and all other acts and things necessary to make this Waiver a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Waiver set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the undersigned Noteholders do hereby agree as follows:

SECTION 1. TEMPORARY WAIVER.

     The Company has advised the Noteholders that it is not currently and has not been in compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement, and as a result of such non-compliance there have occurred and are continuing Events of Default under Section 12(c) of the Note Purchase Agreement (such non-compliance and resulting Events of Default are collectively referred to herein as the "Existing Defaults"). On the Waiver Effective Date (as defined in Section 3 below), the undersigned Noteholders hereby temporarily waive, as of the date hereof and continuing through December 15, 2006, compliance by the Company with, and the Events of Default occurring as a result of the Company's failure to be in compliance with, Sections 7.1(d) and 11.3 of the Note Purchase Agreement, provided, however, this temporary waiver shall only be effective so long as from the date of this Waiver and continuing through December 15, 2006 (the "Waiver Period"), the Company shall be in compliance in all respects with the terms and conditions of Section 5 hereof. The failure of the Company to comply with its agreements in Section 5 of this Waiver shall be deemed an automatic Event of Default under Section 12(c) of the Note Purchase Agreement (as of the date the Existing Defaults originally occurred) and a rescission of the temporary waiver in this Section 1, in each case, without any notice or other action on behalf of the Noteholders. The temporary waiver of the Existing Defaults is limited to the specific instances of failure to comply and the resulting Events of Default which are described above and shall not be deemed a waiver of or consent to any other failure to comply with the terms of Sections 7.1(d) or 11.3 of the Note Purchase Agreement or any other provisions of the Note Purchase Agreement. Such waiver shall not prejudice or constitute a waiver of any right or remedies which the Noteholders may have or be entitled to with respect to any other breach of Sections 7.1(d) or 11.3 or any other provision of the Note Purchase Agreement.

     The waiver contemplated in this Section 1 shall be effective only for the Existing Defaults and only for the Waiver Period, and such waiver shall not entitle the Company to any future waiver in similar or other circumstances and shall automatically cease to be effective upon the expiration of the Waiver Period, without notice or other action of any kind by the Noteholders. The Noteholders reserve their respective rights, in their discretion, to exercise any or all of their rights and remedies under the Note Purchase Agreement and Series A Notes as a result of the Existing Defaults upon the expiration of the Waiver Period. Without limiting the foregoing, upon the expiration of the Waiver Period, an Event of Default will continue to exist under the Note Purchase Agreement and the Noteholders may, without the need for the expiration of grace periods, if any, in connection with the Existing Defaults (but otherwise in accordance with the terms of the Note Purchase Agreement), accelerate the payment in full of the obligations owed to the Noteholders under the Note Purchase Agreement and Series A Notes, and enforce and exercise any or all of the Noteholders' rights under or in respect of the Note Purchase Agreement and Series A Notes and under applicable law.

     For avoidance of doubt, it is hereby acknowledged and agreed to by the Company that the addition of the agreements and covenants in Section 5 hereof and their continuance beyond the Waiver Period are not to be construed as an acquiescence or waiver of the Existing Defaults beyond the Waiver Period but are added for additional protection of the Noteholders, and the Noteholders shall retain all their rights and remedies under or in respect of the Note Purchase Agreement and Series A Notes and under applicable law with respect to the Existing Defaults upon the expiration or termination of the Waiver Period.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Section 2.1. To induce the Noteholders to execute and deliver this Waiver (which representations shall survive the execution and delivery of this Waiver), the Company represents and warrants to the Noteholders that:

               (a) this Waiver has been duly authorized, executed and delivered by it and this Waiver constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (b) the Note Purchase Agreement, as modified by this Waiver, constitutes the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

               (c) the execution, delivery and performance by the Company of this Waiver (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

               (d) as of the date hereof and after giving effect to this Waiver,

                         (i) no Default or Event of Default has  occurred  which
                    is continuing under the Note Purchase Agreement,

                         (ii) other  than an event of  default or similar  event
                    that has occurred and is continuing under the Bank Credit Agreement solely as a result of (A) a cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement, (B) a default under Section 5.2(k) (most favored lenders' provision) of the Bank Credit Agreement as a result of such Section 5.2(k) incorporating by reference
                    Section 11.3 of the Note Purchase Agreement and (C) an event of default under Section 6.1(c) (misrepresentations by the Company that no default or event of default had occurred and was continuing) of the Bank Credit Agreement (in each case, which such events of default or similar events have been or will be waived pursuant to Section 3(c) of this Waiver), no default, event of default or similar event has occurred and is continuing under the Bank Credit Agreement,

                         (iii) other than the events of default or similar events that have occurred and are continuing under the 2003 Note Purchase Agreement and 2006 Note Purchase Agreement, in each case, similar to the Events of Default described in
                    Section 1 of this Waiver (which such events of default or similar events have been or will be waived pursuant to
                    Section 3(d) and (e) of this Waiver), no default, event of default or similar event has occurred and is continuing under each of the 2003 Note Purchase Agreement and 2006 Note Purchase Agreement, and

                         (iv) other than a default, event of default, amortization event, termination event or similar event that has occurred and is continuing under the $100 million accounts receivable securitization facility of the Company (evidencing the Permitted Receivables Securitization Program) (the "Securitization Facility") as a result of a cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement and a cross default to the Bank Credit Agreement based on similar events of default thereunder (which such event of default, amortization event, termination event or similar event has been or will be waived pursuant to Section 3(f) of this Waiver), no default, event of default, amortization event or similar event has occurred and is continuing under the Securitization Facility; and

               (e) neither the Company nor any of its Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit for any creditor of the Company, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby (including, without limitation, under the Bank Credit Agreement, 2003 Note Purchase Agreement and 2006 Note Purchase Agreement), other than (i) with respect to the Series A Notes, the payment of the waiver fee referred to in Section 4(a) below, (ii) with respect to the 2003 Notes, a waiver fee equal to 0.22% of the aggregate outstanding principal amount of the 2003 Notes paid pro rata to the holders thereof, (iii) with respect to the 2006 Notes, a waiver fee equal to 0.22% of the aggregate outstanding principal amount of the 2006 Notes paid pro rata to the holders thereof, and (iv) with respect to the Bank Credit Agreement, (A) a waiver fee equal to 0.10% of the aggregate commitments of the Banks, (B) an increase in the commitment fee from 0.20% to 0.30% per annum calculated on the aggregate commitments of the Banks during the Waiver Period, and (C) an increase in the Applicable Margin for Eurocurrency Rate Loans (each as defined in the Bank Credit Agreement) from 0.875% to 1.20% calculated on the outstanding Eurocurrency Rate Loans during the Waiver Period, in each case paid pro rata to the holders thereof;

                  (f) the amount of Consolidated Debt of the Company and its Subsidiaries (as defined in and as calculated under the Note Purchase Agreement) as of November 14, 2006 is $500,762,617.58; and

                  (g) the amount of all Revolving Credit Advances (as defined in the Bank Credit Agreement) outstanding under the Bank Credit Agreement as of November 14, 2006 is $142,151,307.37, consisting of $115,909,307.37 in Revolving Credit Advances made to Subsidiaries and $26,242,000.00 in Revolving Credit Advances made to the Company; and as of November 14, 2006, there are no Bid-Option Loans (as defined in the Bank Credit Agreement) outstanding.

SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS WAIVER.

     This Waiver shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied (the "Waiver Effective Date"):

          (a) executed counterparts of this Waiver, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;

          (b) the  representations  and  warranties  of the Company set forth in
     Section 2 hereof are true and correct on and with respect to the date hereof and (except to the extent that any of such representations and warranties expressly relate by their terms to a prior date) the Waiver Effective Date;

          (c) the Company shall have furnished to the Noteholders and their special counsel an executed copy of an amendment, modification, waiver or consent necessary to waive any default or event of default occurring under the Bank Credit Agreement resulting from (i) any cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 of the Note Purchase Agreement, (ii) the Company's non-compliance with Section 5.2(k) (most favored lenders' provision) of the Bank Credit Agreement as a result of such Section 5.2(k) incorporating by reference Section 11.3 of the Note Purchase Agreement and (iii) an event of default under Section 6.1(c) (misrepresentations by the Company that no default or event of default had occurred and was continuing) of the Bank Credit Agreement, and any such amendment, modification, waiver or consent shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder); the "Aggregate Revolving Credit Commitment" (as defined in the Bank Credit Agreement) shall not be less than $500,000,000 and the Company shall be permitted to draw thereon; and the "Termination Date" shall not be on a date prior to January 14, 2010;

          (d) the Company shall have furnished to the Noteholders and their special counsel an executed copy of a waiver necessary to waive the defaults or events of default occurring under the 2003 Note Purchase Agreement which are similar to the Events of Default described in Section 1 of this Waiver, and such waiver shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder);

          (e) the Company shall have furnished to the Noteholders and their special counsel an executed copy of a waiver necessary to waive the defaults or events of default occurring under the 2006 Note Purchase Agreement which are similar to the Events of Default described in Section 1 of this Waiver, and such waiver shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder);

          (f) the Company shall have furnished to the Noteholders and their special counsel an executed copy of an amendment, modification, waiver or consent necessary to waive any default, event of default, termination event or amortization event occurring under the Securitization Facility resulting from any cross default to the Note Purchase Agreement based on the Company's non-compliance with Sections 7.1(d) and 11.3 thereof and a cross default to the Bank Credit Agreement based on similar events of default thereunder, and any such amendment, modification, waiver or consent shall be reasonably satisfactory in form and substance to the Noteholders and their special counsel (including, without limitation, with respect to any waiver thereunder not expiring before the end of the Waiver Period hereunder); and

          (g) a statement of the Company's and its Subsidiaries' cash balances as of the close of business on Friday, November 10, 2006, certified as true and correct by a Senior Financial Officer.

SECTION 4. CONDITIONS SUBSEQUENT.

     (a) This Waiver shall be subject to the condition subsequent that each holder of Series A Notes shall have received on or before November 15, 2006, a waiver fee, whether or not such holder has signed this Waiver, in an amount equal to 0.22% of the aggregate outstanding principal amount of the Series A Notes held by such holder of Series A Notes. Such fee shall be deemed earned when paid and shall not be subject to recovery or repayment in the event this Waiver is terminated or rescinded for any reason.

     (b) This Waiver shall be further subject to the condition subsequent that the Noteholders shall have received, within 10 Business Days from the date hereof, a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Waiver, certified by its Secretary or an Assistant Secretary, together with documentation evidencing all other proceedings taken in connection with the transactions contemplated by this Waiver, and all documents necessary to the consummation thereof, in each case, which shall be reasonably satisfactory in form and substance to the Noteholders and Chapman and Cutler LLP, their special counsel.

     (c) This Waiver shall be further subject to the condition subsequent that the Company shall pay the reasonable fees and disbursements of the Noteholders' special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Waiver and the transactions contemplated hereby within one (1) Business Day from the date that such fees and disbursements are invoiced to the Company. Further, upon receipt of any supplemental statement after the initial invoice, the Company will pay such additional fees and disbursements of the Noteholders' special counsel which were not reflected in their accounting records as of the time of the delivery of the initial statement of fees and disbursements. The payment of the fees and disbursements pursuant to this Section 4(c) does not preclude the Noteholders' rights to indemnification and reimbursement for other costs and expenses as provided in Section 16 of the Note Purchase Agreement.

SECTION 5. COVENANTS.

     In addition to and without limiting the Company's obligations under the Note Purchase Agreement (and notwithstanding anything to the contrary in the Note Purchase Agreement), the Company covenants and agrees that at all times from the date hereof and continuing through April 15, 2007:

     (a) the Company will not at any time permit Consolidated Debt to exceed $520,762,617.58;

     (b) the Company will not, and will not permit any of its Subsidiaries to, at any time, directly or indirectly create, incur, assume, guarantee, or otherwise become liable in respect of, (i) in the case of the Company, any Debt secured by Liens on any of its properties or assets (including, without limitation, any document or instrument in respect of goods or accounts receivable), and (ii) in the case of Subsidiaries, any Debt (whether secured or unsecured) or indebtedness in respect of the Permitted Receivables Securitization Program, except, in each case, (A) any Debt (secured or unsecured) outstanding on the date hereof, (B) Liens incurred on receivables, related assets and collections of the Company or a Subsidiary in connection with such assets being transferred to a Special Purpose Subsidiary pursuant to a Permitted Receivables Securitization Program as permitted in accordance with
Section 5(f) of this Waiver and (C) indebtedness of one or more Special Purpose Subsidiaries incurred in connection with a Permitted Receivables Securitization Program not exceeding $75,401,750 (not including obligations in respect of fees, expenses, indemnities and other reimbursement obligations permitted under such Permitted Receivables Securitization Program) in the aggregate at any time, and Liens on the assets of such Special Purpose Subsidiaries securing such Permitted Receivables Securitization Program;

     (c) the Company will not, and will not permit any Subsidiary to, at any time, make any Restricted Payment (as defined below), except (i) Restricted Payments from Subsidiaries to the Company, (ii) regularly scheduled quarterly dividends to the Company's shareholders not to exceed $0.0125 per share, (iii) payments of Revolving Credit Advances (as defined in the Bank Credit Agreement) under the Bank Credit Agreement made in the ordinary course of borrowing, repaying and reborrowing, provided the balance of the Revolving Credit Advances under the Bank Credit Agreement does not at any time fall below $157,893,617.58, provided, however, the Company may reduce the balance of and pay back Revolving Credit Advances below $157,893,617.58 if any payment of Revolving Credit Advances below such balance is paid on a pro rata basis among the Series A Notes (subject to Section 8.2 of the Note Purchase Agreement), 2003 Notes, 2006 Notes and Bank Credit Agreement, (iv) payments of principal and interest by a Special Purpose Subsidiary in respect of indebtedness incurred under a Permitted Receivables Securitization Program (which, for avoidance of doubt, includes periodic repayments of capital or periodic reinvestments of purchaser interests under such Permitted Receivables Securitization Program), provided that at the time of such payment and after giving effect thereto, the Company and its Subsidiaries are in compliance with the terms of Section 5(b) of this Waiver and
(v) payment by the Company of its checking overdraft with National City Bank provided such payment is made with Revolving Credit Advances under the Bank Credit Agreement;

     (d) the Company will not, and will not permit any Subsidiary to, at any time, make any Investment (as defined below), except (i) Investments outstanding on the date hereof, (ii) loans to one specific customer of the Company for short term liquidity not to exceed an aggregate outstanding principal amount at any time of $2,000,000, (iii) Investments in cash and cash equivalents (as determined in accordance with GAAP) and (iv) inter-company loans for inter-company financing purposes in the ordinary course of business and consistent with past practice, provided that with respect to any loans made from a Subsidiary to the Company, such loans are unsecured and subordinated to the Series A Notes on terms and conditions satisfactory to the Required Holders and their counsel, and provided further, in each case under this subclause (iv), so long as immediately before and after giving effect to any such loans, no Default or Event of Default would exist;

     (e) the Company will ensure at all times (i) that the "Aggregate Revolving Credit Commitment" (as defined in the Bank Credit Agreement) will not be less than $500,000,000 and that the Company shall be permitted to draw thereon and
(ii) that the "Termination Date" shall not be on a date prior to January 14, 2010;

     (f) the Company will not, and will not permit any Subsidiary to, at any time, make any Transfer, other than (i) inventory sold in the ordinary course of business on customary terms, (ii) the sale by a Subsidiary of a building located in Switzerland with approximate net sale proceeds of $3,000,000 (which such proceeds will be used in the ordinary course of business of such Subsidiary and in compliance with the Note Purchase Agreement, as modified by this Waiver),
(iii) Transfers of receivables, related assets and collections owned by the Company or a Subsidiary being transferred to a Special Purpose Subsidiary for fair market value pursuant to a Permitted Receivables Securitization Program provided that at the time of such Transfer and after giving effect thereto, the Company and its Subsidiaries are in compliance with the terms of Section 5(b) of this Waiver and (iv) Transfers related to Investments permitted pursuant to
Section 5(d)(iv) of this Waiver;

     (g) on the Monday of each week (or the next Business Day if Monday is a holiday), the Company will furnish to each Noteholder, a certified statement of the Company's and its Subsidiaries' cash balances and the Revolving Credit Advances under the Bank Credit Agreement, in each case, as of the close of business on the Friday of the immediately preceding week (or the first Business Day immediately preceding Friday if Friday is a holiday);

     (h) if at any time the Company or any Subsidiary shall enter into any agreement relating to or amending any terms or conditions applicable to any agreement relating to any of its Debt in excess of $30,000,000 which includes covenants or defaults not substantially provided for in the Note Purchase Agreement, as modified by this Waiver, or more favorable to the lender or lenders thereunder than those provided for in the Note Purchase Agreement, as modified by this Waiver, then the Company shall promptly so advise the
Noteholders, and thereupon, if the Required Holders shall so request, upon notice to the Company, the Company shall enter into an amendment to the Note Purchase Agreement providing for substantially the same covenants, defaults and other terms and conditions as those provided for in such agreement to the extent required and as may be selected by the Required Holders; and in addition to the forgoing, any covenants or defaults or similar provisions (which include, without limitation, any provisions requiring mandatory prepayments or defeasance, subject, however, in each case to Section 8.2 of the Note Purchase Agreement) in the Bank Credit Agreement or any agreements or instruments executed in connection therewith not substantially provided for in the Note Purchase Agreement, as modified by this Waiver, or more favorable to the Banks than those provided for in the Note Purchase Agreement, as modified by this Waiver, are hereby incorporated into the Note Purchase Agreement to the same extent as if set forth herein, and no subsequent amendment, waiver termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein;

     (i) the Company will not, and will not permit any Subsidiary to, (i) enter into any agreement restricting the ability of the Company and its Subsidiaries to amend or modify the Note Purchase Agreement or Series A Notes or any document or instrument executed in connection therewith, except as set forth in the waiver/amendment to the Bank Credit Agreement referred to in Section 3(c) hereof, (ii) enter into any agreement or arrangement requiring any defeasance of the Bank Credit Agreement, (iii) amend, supplement or otherwise modify the Bank Credit Agreement or any agreements or instruments executed in connection therewith other than pursuant to the waiver/amendment to the Bank Credit
Agreement referred to in Section 3(c) hereof or (iv) pay or agree to pay any fee, interest or other compensation or consideration to the Agent or Banks under the Bank Credit Agreement other than as required by the Bank Credit Agreement in effect on the Waiver Effective Date, as modified by the waiver/amendment to the Bank Credit Agreement referred to in Section 3(c); and

     (j) it shall be an Event of Default under Section 12(f) of the Note Purchase Agreement if the Company or any Subsidiary is in default in the performance of or compliance with any other term of any evidence of any Debt (other than any term under the Note Purchase Agreement and the Series A Notes), that individually or together with such other Debt as to which any such failure exists has an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent in other applicable currencies), or of compliance of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment.

        For purposes of this Section 5,

     "Investment" means (i) any investment, made in cash or by delivery of property, by either of the Company or any of its Subsidiaries in any Person (other than an existing Subsidiary), whether by acquisition of stock, debt or other obligation or security, or by loan, guaranty, advance, extension of credit (other than accounts receivable arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries), capital contribution or otherwise or (ii) any transaction, or any series of related transactions, by which the Company or any of its Subsidiaries acquires any ongoing business or all or substantially all of the assets of, any firm, corporation or division thereof, whether through purchase of assets, purchase of stock, merger, amalgamation or otherwise; and

     "Restricted Payment" means, with respect to the Company and any Subsidiary,
(i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Company or such Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other equity interest of the Company or such Subsidiary and
(ii) any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of any Debt (other than a pro rata payment or distribution among the Series A Notes (subject to Section 8.2 of the Note Purchase Agreement), 2003 Notes, 2006 Notes and Bank Credit Agreement) or indebtedness in respect of the Permitted Receivables Securitization Program, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any Debt (other than a pro rata payment or distribution among the Series A Notes (subject to Section 8.2 of the Note Purchase Agreement), 2003 Notes, 2006 Notes and Bank Credit Agreement) or indebtedness in respect of the Permitted Receivables Securitization Program.

     In addition to the foregoing, the Company shall use its best efforts to begin the process of obtaining, and shall continue to diligently pursue, a written rating on its long term senior unsecured debt from any nationally recognized statistical rating organization.

     Further, the Company agrees that at a mutually agreeable time and location in New York, New York, on Thursday, November 30, 2006 (or, if such date becomes reasonably impracticable, such other date on or prior to December 8, 2006, as reasonably agreed to between the Company and the Noteholders), the Chief Financial Officer and Treasurer of the Company will meet with Noteholders who choose to attend such meeting, at which meeting shall be reviewed the business, operations, properties, prospects and financial and other condition of the Company and its Subsidiaries and the measures being taken by the Company with respect to a recapitalization of the Company and its Subsidiaries.

     The Company hereby acknowledges and agrees that its failure to comply with the covenants and agreements under this Section 5 shall constitute an immediate Event of Default under Section 12(c) of the Note Purchase Agreement.

SECTION 6. MISCELLANEOUS.

     Section 6.1. In order to induce the Noteholders to enter into this Waiver, the Company acknowledges and agrees that: (a) neither the Company nor any of its Subsidiaries has any claim or cause of action against any of the Noteholders or any of their respective directors, trustees, officers, employees or agents (collectively, the "Released Parties") relating to or arising out of the Note Purchase Agreement or Series A Notes or any of the transactions related thereto;
(b) neither the Company nor any of its Subsidiaries has any offset right, right of recoupment, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to any of the Released Parties; and (c) each of the Released Parties has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company and its
Subsidiaries   under  the  Note   Purchase   Agreement.   Notwithstanding   this
representation and as further consideration for the agreements and understandings herein, the Company, on behalf of itself and its employees, agents, executors, heirs, successors and assigns (the "Releasing Parties"), hereby releases the Noteholders, its respective predecessors, officers, directors, trustees, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Note Purchase Agreement or Series A Notes or any of the transactions relating thereto. No Released Party shall be liable with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages relating to the Note Purchase Agreement and Series A Notes or arising out of its activities in connection herewith or therewith (whether before, on or after the date hereof).

     Section 6.2. This Waiver shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Waiver, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.

     Section 6.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Waiver may refer to the Note Purchase Agreement without making specific reference to this Waiver but nevertheless all such references shall include this Waiver unless the context otherwise requires.

     Section 6.4. The descriptive headings of the various Sections or parts of this Waiver are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 6.5. This Waiver shall be governed by and construed in accordance with the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of laws of a jurisdiction other than such State.

     Section 6.6. The provisions of Section 5 and Section 6.1 of this Waiver shall survive and continue in effect following any termination, rescission or expiration of this Waiver.

     Section 6.7. This Waiver may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Waiver by facsimile shall be effective as delivery of a manually executed counterpart of this Waiver.



                              INVACARE CORPORATION


                              By: /s/ Gregory C. Thompson
                              Name: Gregory C. Thompson
                              Title: Chief Financial Officer

The foregoing is hereby agreed to as of the date thereof:


                              AMERICAN UNITED LIFE INSURANCE COMPANY



                              By /s/ Kent R. Adams
                              Its V.P. Fixed Income Securities

                              $8,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:


                               J. ROMEO & CO. (as nominee for MONY
                               Life Insurance Company)



                               By /s/ J Romeo & Co
                                  /s/ Peter Coccia
                               Its Partner

                               $9,000,000 Series A


                               J. ROMEO & CO. (as nominee for MONY
                               Life Insurance Company)



                               By /s/ J Romeo & Co
                                  /s/ Peter Coccia
                               Its Partner

                              $10,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                              HARE & CO. (as nominee for MONY Life Insurance
                                          Company)



                              By________________________________
                              Its

                              $1,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                              THE BALTIMORE LIFE INSURANCE COMPANY



                              By AllianceBernstein LP
                                 its Investment Advisor

                              By /s/ Matthew Minnetian
                              Name Matthew Minnetian
                              Title: Senior Vice President

                              $2,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                              THE OHIO CASUALTY INSURANCE COMPANY



                              By /s/ Debra K. Crane
                              Its Senior Vice President, General Counsel &
                                  Secretary

                              $10,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:


                              NATIONWIDE LIFE INSURANCE COMPANY



                              By /s/ Joseph P. Young
                                     Joseph P. Young
                              Its Authorized Signatory


                              $10,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:


                              PRINCIPAL LIFE INSURANCE COMPANY

                              By: Principal Global Investors, LLC, a
                                  Delaware limited liability company,
                                  its authorized signatory

                              By: /s/ Debra Svoboda
                              Name: Debra Svoboda
                              Title: EPP Counsel

                              By: /s/ Colin Pennycooke
                              Name: Colin Pennycooke
                              Title: Counsel


                              $20,000,000 Series A

The foregoing is hereby agreed to as of the date thereof:

                           TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA


                             By: /s/ Sharon Manewitz
                             Name: Sharon Manewitz
                             Title: Managing Director, Special Situations

                             $5,000,000 Series A



                             TIAA-CREF LIFE INSURANCE COMPANY

                             By: Teachers Insurance and Annuity Association of America, as Investment Manager

                             By: /s/ Sharon Manewitz
                             Name: Sharon Manewitz
                             Title: Managing Director, Special Situations

                             $5,000,000 Series A